Exhibit 3.1

Exhibit 3.1 Delaware PAGE 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES: “ARCBEST CORPORATION”, A DELAWARE CORPORATION, WITH AND INTO “ARKANSAS BEST CORPORATION” UNDER THE NAME OF “ARCBEST CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF APRIL, A.D. 2014, AT 5:43 O’CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE FIRST DAY OF MAY, A.D. 2014, AT 1:01 O’CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 2170237 8100m 140515816 You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF OWNERSHIP AND MERGER State of Delaware Secretary of State Division of Corporations Delivered 05:43 PM 04/24/2014 FILED 05:43 PM 04/24/201 SRV 140515816 - 2170237 FILE MERGING ARCBEST CORPORATION WITH AND INTO ARKANSAS BEST CORPORATION Pursuant to Section 253 of the General Corporation Law of the State of Delaware Arkansas Best Corporation, a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of ArcBest Corporation, a Delaware corporation and wholly-owned subsidiary of the Corporation (the “Merger Sub”), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of “ArcBest Corporation”: FIRST: The Corporation was incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on August 23, 1988. The Merger Sub was incorporated pursuant to the DGCL on April 15, 2014. SECOND: The Corporation owns all of the outstanding shares of capital stock of the Merger Sub. THIRD: The Board of Directors of the Corporation, by the resolutions adopted at a meeting held on April 23, 2014 and attached hereto as Annex I, duly determined to merge the Merger Sub with and into the Corporation and to effect a change of the Corporation’s name to ArcBest Corporation in connection with such merger pursuant to Section 253 of the DGCL. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof FOURTH: The Corporation shall be the surviving corporation in the Merger and, from and after the Effective Time (defined below), the name of the surviving corporation shall be “ArcBest Corporation.” FIFTH: The Restated Certificate of Incorporation of the Corporation, as amended and in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended at the Effective Time to read in its entirety as follows: “ARTICLE I The name of the Corporation is ArcBest Corporation.” SIXTH: This Certificate of Ownership and Merger shall be effective as of 1:01 a.m. Eastern time on May 1, 2014 (the “Effective Time”). [Signature page follows] 1

 IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 23rd day of April, 2014. ARKANSAS BE ORPORATION By: Michael R. Johns Name: Vice President- General Counsel Title: and (r) orparate ecretary V

ANNEX I Resolutions of the Board of Directors of Arkansas Best Corporation [See attached] AtniEx

RESOLUTIONS OF THE BOARD OF DIRECTORS OF ARKANSAS BEST CORPORATION WHEREAS, it is advisable and in the best interests of Arkansas Best Corporation (the “Company”) to change the name of the Company from Arkansas Best Corporation to ArcBest Corporation (the “Name Change”), and to effect the Name Change pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (“DGCL”); and Merger with ArcBest Corporation WHEREAS, the Company owns 100% of the outstanding capital stock of ArcBest Corporation, a Delaware corporation (the “Subsidiary”); and WHEREAS, the Board desires that Subsidiary merge with and into the Company and that the Company possess all of the Subsidiary’s property, rights, privileges and powers, and assume all of the Subsidiary’s liabilities and obligations. NOW, THEREFORE, BE 11’, RESOLVED, that the Board hereby authorizes and approves the merger of Subsidiary with and into the Company, with the Company continuing as the surviving corporation (the “MerRer”). RESOLVED FURTHER, that pursuant to Section 253 of the DGCL, the Company shall possess all of the Subsidiary’s property, rights, privileges and powers, and assume all of the Subsidiary’s liabilities and obligations. RESOLVED FURTHER, that each outstanding share of capital stock of Subsidiary will be cancelled and extinguished upon the effectiveness of the Merger, and no consideration shall be issued in exchange therefor, and each issued and outstanding share and each treasury share of capital stock of the Company shall continue in effect and not be affected thereby. RESOLVED FURTHER, that, in connection with the Merger, the name of the Company shall be changed to ArcBest Corporation pursuant to Section 253(b) of the DGCL. RESOLVED FURTHER, that any authorized officer of the Company be, and such officer hereby is, authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file the Certificate of Ownership and Merger in the office of the Secretary of State of Delaware. RESOLVED FURTHER, that the effective date of the Certificate of Ownership and Merger, the Merger and the Name Change provided for in the Certificate of Ownership and Merger shall be May 1, 2014, or any later date as determined by an authorized officer of the Company (the “Effective Date”).

RESOLVED FURTHER, that upon the Effective Date of the Merger, the Amended and Restated Certificate of Incorporation of the Company (the”fic`Cang2rzugfiL1W) in effect immediately prior to the effectiveness of the Merger shall continue to be the Certificate of Incorporation of the Company; provided, however, that Article One of said Certificate of Incorporation shall be amended by the Merger filing as follows: “The name of this corporation is ArcBest Corporation.”. RESOLVED FURTHER, that in connection with the Name Change, the authorized officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to file any and all notices and filings with the U.S. Securities and Exchange Commission, NASDAQ, the Company’s transfer agent, the Depository Trust Company, the Internal Revenue Service and any state or local tax authority, and to obtain a new CUSIP number, and to execute all documents, disburse such funds and take all necessary and appropriate actions in connection with any of the foregoing. RESOLVED FURTHER, that, in connection with the Name Change, the authorized officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to execute and file any and all documents required or desirable in connection with the Name Change in any state, territory or other jurisdiction in which the Company is authorized to do business. RESOLVED FURTHER, that in connection with the Name Change, the stock certificates representing the Company’s common stock, par value $0.01 per share, shall be modified to reflect the name ArcBest Corporation, and such modified stock certificates are hereby authorized and approved; and that a new form of corporate seal, reflecting the name ArcBest Corporation, is adopted and approved. RESOLVED FURTHER, that in connection with the Name Change, the authorized officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to prepare, execute and deliver all documents, notices and resolutions which may be required by any bank in connection with any accounts maintained by the Company. RESOLVED FURTHER, that in connection with the Name Change, the authorized officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to amend and/or restate the Company’s employee benefits plans, corporate governance documents, and any and all other necessary documents to reflect the new name of the Company. Trading Symbol Change WHEREAS, in connection with the Name Change, the Company desires to change the Corporation’s trading symbol on the NASDAQ Stock Market (“NASDAQ”) from “ABFS” to “ARCH” (the “Trading Symbol Change”).

NOW, THEREFORE, BE IT, RESOLVED, that the Trading Symbol Change is authorized and approved. RESOLVED FURTHER, that, in connection with the Merger, the Company’s trading symbol on NASDAQ shall be changed to “ARCB”, or such other trading symbol as shall be available and as the officers of the Company shall select. General RESOLVED FURTHER, that any actions taken by the authorized officers of the Company, whether prior or subsequent to the date hereof, that are consistent with the intent and purposes of the foregoing resolutions be, and the same hereby are, ratified, authorized, approved and confirmed.